SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 19, 2004

                 FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

         0-26686                                         76-0465087
(Commission File Number)                    (IRS Employer Identification Number)

               675 Bering Drive, Suite 710, Houston, Texas, 77057
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 977-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

      Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On November 16, 2004, First Investors Financial Services Group, Inc., ("First Investors" or the "Company") received notification from Nasdaq that the staff is reviewing the eligibility of the Company's common stock for continued listing on The Nasdaq National Market for failure to meet the minimum 400 round lot shareholder requirement set forth in Marketplace Rule 4450(a)(4). The Company estimates that it currently has approximately 225 round lot holders of its common stock. After careful consideration, the Company has determined that it is in the best interests of the Company and its shareholders that the Company not incur the ongoing effort and expense associated with attempting to regain and maintain compliance with this listing standard. Accordingly, the Company anticipates delisting of its common stock on The Nasdaq National Market in the near future, and that its common stock will thereafter be quoted on the Over-the-Counter Bulletin Board. The Company has issued a press release relating to these and other matters which has been attached to this Form 8-K as Exhibit
99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

      Item 9.01 Financial Statements and Exhibits

      (c) The following exhibits are furnished as part of this current Report on Form 8-K:

            99.1  Press Release dated November 19, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  First Investors Financial Services Group, Inc. (Registrant)

Date: November 19, 2004           By: /s/ Bennie H. Duck
                                      ------------------------------------------
                                      Bennie H. Duck, Chief Financial Officer

                                  Exhibit Index

Number       Exhibit
------       -------
99.1         Press Release dated November 19, 2004.